As filed with the Securities and Exchange Commission on December 12, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(713) 795-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Fontana
Vice President and Chief Financial Officer
INX Inc.
6401 Southwest Freeway
Houston, Texas 77074
(713) 795-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Robert F. Gray, Jr.
Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, Texas 77002-2730
(713) 238-3000
     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Price	Fee
Common Stock, par value $0.01 per share	1,808,150 shares	$8,805,691 (2)	$346
Common Stock, par value $0.01 per share (3)	50,000 shares	$400,000	$16
Common Stock, par value $0.01 per share (4)	40,000 shares	$240,000	$9
Total	1,898,150 shares		$371

(1)	Pursuant to Rule 416(a), this Registration Statement also covers any additional shares of the Registrant’s common stock, par value $0.01 per share, that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the $4.87 average of the high and low sales price per share of common stock as reported on The Nasdaq Global Market on December 8, 2008.

(3)	Represents shares of common stock issuable upon the exercise of warrants to purchase 50,000 shares of common stock at an exercise price of $8.00 per share. We will receive proceeds of up to $400,000 upon the cash exercise of such warrants.

(4)	Represents shares of common stock issuable upon the exercise of warrants to purchase 40,000 shares of common stock at an exercise price of $6.00 per share. We will receive proceeds of up to $240,000 upon the cash exercise of such warrants.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated December 12, 2008
PROSPECTUS
INX Inc.
1,898,150 Shares of Common Stock, Par Value $0.01 per Share
     This prospectus relates to the offer and sale of up to 1,898,150 shares of our common stock by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders under this prospectus, but we will receive proceeds from the cash exercise of warrants pursuant to which a portion of the shares are issuable. We have agreed to pay certain expenses in connection with the registration of the shares and to indemnify the selling stockholders against liabilities.
     The selling stockholders may from time to time offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on The Nasdaq Global Market or any national securities exchange on which our common stock is then traded, in the over-the-counter market or in negotiated transactions. See “Plan of Distribution” on page 6.
     Our common stock is traded on The Nasdaq Global Market under the symbol “INXI.” On December 11, 2008, the last sale price of our common stock reported on The Nasdaq Global Market was $5.00.
     Investing in these securities involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is December    , 2008.

Page

IMPORTANT NOTICE TO READERS	1
FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	5
USE OF PROCEEDS	5
SELLING STOCKHOLDERS	5
PLAN OF DISTRIBUTION	6
WHERE YOU CAN FIND ADDITIONAL INFORMATION	8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	8
LEGAL MATTERS	9
EXPERTS	9
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 3.3
EXHIBIT 3.4
EXHIBIT 3.5
EXHIBIT 3.6
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 24.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EX-5.1
EX-23.2
EX-99.1
EX-99.2
EX-99.3
EX-99.4
     Market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.
IMPORTANT NOTICE TO READERS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer shares of our common stock that they own. Each time the selling stockholders offer shares of common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” for more information.
     We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under “Incorporation of Certain Documents by Reference”. None of the shares of common stock covered by this prospectus are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

FORWARD-LOOKING STATEMENTS
     This prospectus, including the documents that we incorporate by reference, contains forward-looking statements regarding our future performance. All forward-looking information is inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
     These forward-looking statements speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise

PROSPECTUS SUMMARY
About this Prospectus
     When used in this prospectus and any prospectus supplement, the terms “we,” “our,” “us” or the “Company” refer to INX Inc. and its subsidiaries. The following summary contains basic information about us. It likely does not contain all of the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.
INX Inc.
     We are a provider of Internet Protocol (“IP”) network-based unified communications and data center virtualization solutions for enterprise-class organizations such as corporations, schools and federal, state and local governmental agencies. These solutions consist of network infrastructure, IP voice and video communications systems, wireless network connectivity network storage systems, server virtualization, and network and data security. We offer our customers planning, design and implementation professional services as well as managed support services. We believe that our focus and expertise enables us to better compete in the markets that we serve. Because we have significant experience implementing and supporting the critical technology building blocks of unified communications and data center virtualization solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers.
     The convergence of data, voice, and video into a single seamless IP network communications infrastructure is increasingly responsible for driving business benefits through improved business operations and cost savings. The foundation of a converged communication platform is a robust, secure, high-performance, high-availability IP network infrastructure. As part of our commitment to full life-cycle solutions for our customers, we are dedicated to excellence not only in IP telephony voice communications but also in the underlying network infrastructure components upon which Internet Protocol telephony depends.
     The unified communications solutions we offer are “Cisco-centric,” meaning they are based primarily on the products and technology of Cisco Systems, Inc. (“Cisco”). The data center virtualization solutions we offer are based primarily on the products of VMware, Inc. (“VMware”) and NetApp, Inc. (“Netapp”). Within a finite set of interrelated practice areas, we have standardized our design, implementation, and post-implementation support processes to drive a reliable and scalable solution that can be tailored to meet the business objectives of our clients. Because of our substantial experience and technical expertise in the design, implementation and support of the technology solutions we provide, we believe we are well-positioned to take advantage of what we believe to be a growing trend of implementation by enterprise organizations of unified communications and data center virtualization technology, and the use by enterprise organizations of the IP network as the platform for all forms of communications.
     The market for the technology solutions we offer is extremely competitive. We compete with larger and better financed entities. We currently have thirteen physical offices, which are located in Texas, California, Idaho, Massachusetts, New Mexico, Oregon, Connecticut, Washington and Washington DC. We primarily market to enterprise-class organizations headquartered in or making purchasing decisions from markets that we serve with branch offices. We plan to continue to expand to additional markets throughout the U.S. by establishing additional branch offices in other markets, either by opening additional new offices or through acquisition.
     We derive revenue from sales of both products and services. Our product sales consist primarily of sales of Cisco brand products. Our services revenues are derived from two principal types of services: professional services that include design and implementation engineering services, and post-sale support services, which consist of remote monitoring and managed services for enterprise network infrastructure, which we offer through our NetSurant branded service offering.
Corporate Information
     Our executive offices are located at 6401 Southwest Freeway, Houston, Texas 77074 and our telephone number is (713) 795-2000. We maintain an Internet website at http://www.inxi.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

The Offering

Shares of common stock offered by the selling stockholders	1,898,150 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, but we will receive proceeds from the cash exercise of warrants pursuant to which a portion of the shares are issuable. See “Use of Proceeds” on page 5 of this prospectus.

Risk Factors	See the “Risk Factors” section beginning on page 5 of this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before investing in shares of our Common Stock.

Our Nasdaq Global Market symbol	INXI

RISK FACTORS
     Investment in our common stock offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated into this prospectus by reference to the risk factors included under the caption “Risk Factors” in our annual reports on Form 10-K and as updated by us from time to time in quarterly reports on Form 10-Q and current reports on Form 8-K. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock. Please also refer to the section above entitled “Forward-Looking Statements.”
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of shares of common stock. We will receive up to $640,000 from the cash exercise of warrants pursuant to which 90,000 shares of common stock are issuable. Any such proceeds will be used for working capital and general corporate purposes.
SELLING STOCKHOLDERS
     We are registering the sale of 1,898,150 shares of common stock, including 1,808,150 shares of our common stock that were originally issued by us to James H. Long in private offerings exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), shares of common stock being offered by Strategic Growth International which may be acquired through the exercise of a Warrant To Purchase, dated January 2, 2007, for 50,000 shares of common stock at an exercise price of $8.00 per share, subject to adjustment, and shares of common stock being offered by Raymond James & Associates, Inc. which may be acquired through the exercise of a Stock Purchase Warrant, dated January 27, 2006, for 40,000 shares of common stock at an exercise price of $6.00 per share, subject to adjustment.
     The following table and accompanying notes set forth certain information regarding the selling stockholders as of December 12, 2008, unless otherwise indicated. Under this prospectus, the selling stockholders and any of their respective transferees, assignees, donees, distributees, pledgees or other successors in interest to the common stock covered by this prospectus may offer and sell from time to time an aggregate of up to 1,898,150 shares of common stock. The shares are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time. See “Plan of Distribution.”
     The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of the sale or sales of common stock covered by this prospectus. We cannot estimate the number of shares the selling stockholders will hold after the completion of the offering by the selling stockholders because they may sell all or a portion of the shares offered by this prospectus. We have assumed for the purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering. Our registration of shares of common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of the shares. Except as otherwise indicated, each person listed in the table has informed us that such person has (1) voting and investment power with respect to such person’s shares of common stock and/or (2) record and beneficial ownership with respect to such person’s shares of common stock.
     Information about the current selling stockholders is set forth herein. Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. There are currently no agreements, arrangements or understandings with respect to the sale of any of the resale shares held by the selling stockholders, except for that certain Lock-up and Registration Rights Agreement, dated December 12, 2008, between the Company and Mr. Long, the Stock Purchase Warrant and Registration Rights Agreements, each dated January 27, 2006, between the Company and Raymond James & Associates, Inc. and the Warrant to Purchase, dated January 2, 2007, between the Company and Strategic Growth International. Mr. Long is deemed to be an affiliate of our Company. He is our Chief Executive Officer and Chairman of our Board of Directors. Pursuant to his Lock-up and Registration Rights Agreement, Mr. Long has agreed not to sell any of his shares covered by this prospectus during the 120-day period following the effective date of the registration statement containing this prospectus.

	Shares Beneficially			Shares Beneficially
	Owned Prior to the		Number of Shares	Owned After
Name of Selling Stockholder (1)	Offering (2)		Being Offered	the Offering (2) (3)
	Number	Percent		Number	Percent
James H. Long (Chief Executive Officer; Chairman of the Board)	1,874,880	19.5%	1,808,150	66,730	<1%
Strategic Growth International	0	0%	50,000	0	0%
Raymond James & Associates, Inc.	0	0%	40,000	0	0%

(1)	Selling stockholders may distribute shares of common stock prior to sale under this prospectus. The selling stockholders may also include persons who are donees, pledgees or successors-in-interest of the listed selling stockholders. Any such persons not specifically named in the foregoing table will be named in a supplement to this prospectus if such supplement is required by the rules and regulations of the SEC.

(2)	Based on a total of 9,624,011 shares of our common stock outstanding as of December 8, 2008.

(3)	We do not know when or in what amounts a selling stockholder may offer shares of our common stock for sale. The selling stockholders might not sell any or all of the shares of our common stock offered by this prospectus. Because the selling stockholders may offer all or some of the shares of our common stock pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of our common stock, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering pursuant to this prospectus, none of the shares of our common stock covered by this prospectus will be held by the selling stockholders.
PLAN OF DISTRIBUTION
     We are registering 1,898,150 shares of our common stock to permit the resale of these shares by the selling stockholders from time to time after the date of this prospectus. The selling stockholders and their pledgees, donees, transferees, distributees or other successors-in-interest may from time to time sell the shares of common stock covered by this prospectus directly to purchasers or offer the shares of common stock through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriters’ discounts or commissions or agents’ commissions from the selling stockholders and/or the purchasers of securities for whom they may act as agent, which underwriters’ discounts or commissions or agents’ commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The sale of the shares of common stock may be effected in transactions (which may involve block transactions):
•	through a securities exchange distribution in accordance with the rules of that exchange,
•	in the over-the-counter market,
•	that are purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus,
•	that are ordinary brokerage transactions and transactions in which the broker solicits purchases,
•	that are privately negotiated transactions,
•	that are short sales,
•	that consist of one or more underwritten offerings on a firm commitment or best efforts basis,
•	otherwise than through an exchange or in the over-the-counter market,
•	through the writing of options,
•	consisting of any combination of any of these methods of sale, and

•	pursuant to any other method permitted by applicable law.
     The selling stockholders may engage brokers, dealers and underwriters and any such brokers, dealers or underwriters may arrange for other brokers or dealers to participate in effecting sales of the shares of common stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares of common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the common stock is then listed or quoted, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, transferees or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of the common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock, as the case may be, in the course of the hedging positions they assume. The selling stockholders may also sell the common stock short and deliver the shares of common stock, as the case may be, to close out short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell the shares of common stock.
     The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them hereby will be the purchase price of such shares of common stock less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
     Our common stock is listed for trading on The Nasdaq Global Market under the symbol “INXI.”
     In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of common stock may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934 and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.
     In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     At the time of a particular offering of shares of common stock by a selling stockholder, a supplement to this prospectus, if required, will be circulated setting forth the aggregate amount of the shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     We will pay all expenses of the registration of the shares of common stock above the $15,000 contributed by Mr. Long, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all applicable underwriting discounts and selling commissions, if any, and all fees and expenses of counsel and other advisers retained by the selling stockholders, if any. We may indemnify the selling stockholders against certain liabilities, including under the Securities Act, in accordance with certain contractual obligations. We may be indemnified by the selling stockholders against certain liabilities, including under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the selling stockholders’ contractual obligations. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of our common stock against civil liabilities, including liabilities under the Securities Act.
     Once sold under the registration statement which includes this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We maintain a website at http://www.inxi.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.
     We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:
•	Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 7, 2008, as amended on March 18, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 5, 2008; Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 12, 2008; Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 7, 2008;

•	Our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 2, 2008, January 10, 2008, January 28, 2008, February 11, 2008 (two filings), March 6, 2008; March 7, 2008, May 5, 2008 (two filings), May 6, 2008, May 13, 2008, June 4, 2008, June 9, 2008, June 23, 2008, June 26, 2008, August 12, 2008, September 5, 2008, September 19, 2008, October 7, 2008, November 10, 2008, November 18, 2008 (two filings), December 8, 2008 and December 9, 2008;

•	The description of our common stock contained in our Registration Statement on Form 8-A (000-21479), filed with the SEC under Section 12 of the Securities Exchange Act of 1934 on April 17, 2006; and

•	All other subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, after the date of this prospectus.
     We will provide without charge to each person, including any beneficial owner of shares of our common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in the prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
INX Inc.
6401 Southwest Freeway
Houston, Texas 77074
Attention: Corporate Secretary
Telephone: (713) 795-2000
LEGAL MATTERS
     The validity of the common stock offered hereby will be passed upon for us by Mayer Brown LLP, Houston, Texas.
EXPERTS
     The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INX INC.
1,898,150 Shares of Common Stock, Par Value $0.01 per Share

PROSPECTUS

December    , 2008
You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholder are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
Until March 12, 2009 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission filing fee	$371
Legal fees and expenses	15,000
Accounting fees and expenses	15,000

Total expenses	$30,371

     Mr. Long has agreed to contribute $15,000 towards the above enumerated fees and expenses, and the balance will be paid by us. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.
Item 15. Indemnification of Directors and Officers.
     Our Certificate of Incorporation provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:
•	for breach of his or her duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions); or

•	for any improper benefit.
     Our Certificate of Incorporation also provides that we will indemnify and hold harmless each of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including court costs and attorney’s fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.
     We have obtained liability insurance for our officers and directors.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the provisions above and the Delaware General Corporation Law, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

Item 16. Exhibits.

Filed Herewith or Incorporated by
Exhibit No.	Description	Reference From:

3.1	Amended and Restated Bylaws of the Company	Exhibit 3.1 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.2	Certificate of Incorporation of the Company	Exhibit 3.2 to Amendment 1 to Form S-1, Registration No. 333-09789, filed September 19, 1996

3.3	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated June 24, 1997	Exhibit 3.4 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.4	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated March 5, 1999	Exhibit 3.3 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.5	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc. dated July 10, 2000	Exhibit 3.4 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.6	Certificate of Ownership and Merger	Exhibit 3.1 to Form 8-K, Registration No. 001-31949, dated January 6, 2006

4.1	Specimen Common Stock Certificate	Exhibit 4.1 to Amendment 2 to Form S-1, Registration No. 333-09789, filed October 3, 1996

5.1	Opinion of Mayer Brown LLP regarding validity of securities offered	Filed herewith

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)	Filed herewith

23.2	Consent of Grant Thornton LLP	Filed herewith

24.1	Power of Attorney (Included on Signature page)	Filed herewith

99.1	Stock Purchase Warrant, dated January 27, 2006, between the Company and Raymond James & Associates, Inc.	Filed herewith

99.2	Registration Rights Agreement, dated January 27, 2006, between the Company and Raymond James & Associates, Inc.	Filed herewith

99.3	Warrant to Purchase, dated January 2, 2007, between the Company and Strategic Growth International.	Filed herewith

99.4	Lock-up and Registration Rights Agreement, dated December 12, 2008, between the Company and James H. Long.	Filed herewith

Item 17. Undertakings.
(a)	The undersigned registrant (the “Registrant”) hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 12, 2008.

INX INC.
By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Fontana as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ James H. Long James H. Long	Chief Executive Officer and Chairman of the Board of Directors	December 12, 2008

/s/ Brian Fontana Brian Fontana	Vice President and Chief Financial Officer	December 12, 2008

/s/ Larry Lawhorn Larry Lawhorn	Controller and Chief Accounting Officer	December 12, 2008

/s/ Donald R. Chadwick Donald R. Chadwick	Director	December 12, 2008

/s/ Cary Grossman Cary Grossman	Director	December 12, 2008

/s/ John B. Cartwright John B. Cartwright	Director	December 12, 2008

EXHIBIT INDEX

Filed Herewith or Incorporated by
Exhibit No.	Description	Reference From:

3.1	Amended and Restated Bylaws of the Company	Exhibit 3.1 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.2	Certificate of Incorporation of the Company	Exhibit 3.2 to Amendment 1 to Form S-1, Registration No. 333-09789, filed September 19, 1996

3.3	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated June 24, 1997	Exhibit 3.4 to Amendment 5 to Form S-1, Registration No. 333-09789, filed June 26, 1997

3.4	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc., dated March 5, 1999	Exhibit 3.3 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.5	Certificate of Amendment to Certificate of Incorporation of Allstar Systems, Inc. dated July 10, 2000	Exhibit 3.4 to Form 8-A, Registration No. 001-31949, filed December 29, 2003

3.6	Certificate of Ownership and Merger	Exhibit 3.1 to Form 8-K, Registration No. 001-31949, dated January 6, 2006

4.1	Specimen Common Stock Certificate	Exhibit 4.1 to Amendment 2 to Form S-1, Registration No. 333-09789, filed October 3, 1996

5.1	Opinion of Mayer Brown LLP regarding validity of securities offered	Filed herewith

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)	Filed herewith

23.2	Consent of Grant Thornton LLP	Filed herewith

24.1	Power of Attorney (included in Signature page)	Filed herewith

99.1	Stock Purchase Warrant, dated January 27, 2006, between the Company and Raymond James & Associates, Inc.	Filed herewith

99.2	Registration Rights Agreement, dated January 27, 2006, between the Company and Raymond James & Associates, Inc.	Filed herewith

99.3	Warrant to Purchase, dated January 2, 2007, between the Company and Strategic Growth International.	Filed herewith

99.4	Lock-up and Registration Rights Agreement, dated December 12, 2008, between the Company and James H. Long.	Filed herewith